Exhibit 4.17

AMENDMENT TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDMENT (“Amendment”) effective on April 22, 2010 (“Amendment Effective Date”) to that certain RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (“Agreement”), dated as of December 23, 2009 (the “Signing Date”) , is entered into by and among the following parties (hereinafter referred to individually as a “Party” or collectively as “Parties”):

iSoftStone Holdings Limited, a Cayman Islands exempted company (the “Company”), and

Tekventure Limited, a British Virgin Islands business company (“Tekventure”),

United Innovation (China) Limited, a British Virgin Islands business company (“UIL”),

LIU Tianwen (PRC Passport#G02295104),

FENG Yong (also known as Frank FENG) (PRC ID#110108196906281814),

the persons and entities set forth in the Schedule of Series A Shareholders attached as Schedule 2 to the Agreement as existing holders of Series A Preference Shares of the Company (the “Series A Holders”);

the entities set forth in the Schedule of Series B Shareholders attached as Schedule 3 to the Agreement as existing holders of Series B Preference Shares of the Company (the “Series B Holders”); and

the entities set forth in the Schedule of Investors attached hereto as Amended Schedule 4 as holders of the Company’s Convertible Notes (the “Note Holders”).

Each of the parties referred here is individually a “Party”, and collectively “Parties”.

The terms defined herein should have the same meaning as in the Agreement.

RECITALS

A.	WHEREAS, the Company and the Founders deem it advisable and in the best interests of each Party hereto to issue an additional US$5 million principal amount of the convertible note in the form of the Convertible Note to Hua Ying Management Co., Limited (“Hua Ying”) in order to advance the Company’s long-term business interests;

B.	WHEREAS, Section 8.13 of the Agreement expressly permits the Agreement to be amended by an instrument in writing signed on behalf of each of the Parties hereto;

C.	WHEREAS, each of the respective Parties to the Agreement hereby agree to amend the terms of the Agreement relating to Hua Ying’s subscription of the convertible note.

D.	WHEREAS, for value received, the sufficiency of which is hereby acknowledged, each Party to the Agreement hereby executes this Amendment in accordance with Section 8.13 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth below, the parties agree as follows:

I AMENDMENT OF AGREEMENT

1.1	Effective from the Amendment Effective Date, each of the following definitions appearing in Section I (Definitions) of the Agreement shall be, and is hereby amended and re-stated in its entirety as follows:

“Majority Note Holders” shall mean (i) where the aggregate Principal Amount of the Convertible Notes issued under the Convertible Note Purchase Agreement is US$30 million or more, the Note Holder(s) who hold(s) more than fifty percent (50%) of the aggregate principal amount of all of the Convertible Notes outstanding at the time of determination, or (ii) where the aggregate Principal Amount of the Convertible Notes issued under the Convertible Note Purchase Agreement is less than US$30 million, the Note Holder(s) who hold(s) more than sixty-six percent (66%) of the aggregate principal amount of all of the Convertible Notes outstanding at the time of determination.

1.2	Schedule 4 of the Agreement shall be amended and restated to read as follows:

Schedule of Note Holders

Name of Note Holders	Address for Notices

CSOF Technology Investments Limited	8/F, Industrial Bank Building, 4013 Shennan Road,
Shenzhen 518048, China

	Tel:	86-755-83026750/83024369(direct)

	Fax:	86-755-83026751

	Attn:	Feng Lu

SeaBright China Special Opportunities Fund II, LP	8/F, Industrial Bank Building, 4013 Shennan Road,
Shenzhen 518048, China

	Tel:	86-755-83026750/83024369 (direct)

	Fax:	86-755-83026751

	Attn:	Feng Lu

Asia Ventures II L.P.	c/o	FIL Capital Management (Hong Kong)
Limited

Suites 7013 - 7015, 70th Floor
Two International Finance Center
8 Finance Street, Central, Hong Kong SAR

		Tel:	+852.2629.2800 (main)

+852.2629.2832 (direct)

		Fax:	+852.2509.0371

		Attn:	Ted Chua

Name of Note Holders	Address for Notices

AsiaVest Opportunities Fund IV	c/o	Taipei office’s address:

11/F, 318 Ruei Guang Road, Nei Hu
District
Taipei 114, Taiwan

		Tel:	+886.227972989*310

		Fax:	+886.227978289

		Attn:	Janet Tai

Infotech Pacific Ventures, L.P.	Rm. 203, Cyber Tower B
No. 2 Zhongguangcun Nan Da Jie
Haidian District, Beijing 100086
P.R. China

	Tel:	+86.10.8251.2081

	Fax:	+86.10.8251.5186

	Attn:	Liu Tingru

Mitsui Ventures Global Fund	c/o	MVC Corporation Beijing Office
Rm. 3303, China World Tower 1
China World Trade Center
No. 1 Jianguomenwai Avenue
Beijing 100004, P.R. China

		Tel:	+86.10.6505.5308

		Fax:	+86.10.6505.3128

		Attn:	Kenjiro Watanabe, Principal

		e-mail:	k.watanabe@mvc.com.cn

With copy to:

MVC Corporation
KDDI Otemachi Bldg, 16F, 1-8-1,
Otemachi, Chiyoda-ku, Tokyo 100-0004,
JAPAN

		Tel:	81-3-5229-2251

		Fax:	81-3-3272-5315

		Attn:	Katsuhiko Oizumi, President & CEO

		e-mail:	oizumi@mitsuiventures.com

Jinyuan Development (Hong Kong) Company Limited	No. 879, Hongqiao Road, Wuxi, Jiangsu

	Attn:	Zhao Yongtao

Hua Ying Management Co., Limited	2001-2005, The Center, 99 Queen’s Road, Central, Hong Kong

	Attn:	Guo Ping

1.3	Each Party hereby re-affirms that to the extent that the terms and conditions contained in the Agreement and its attached Schedules and Exhibits conflict in any way with the this Amendment, including Amended Schedule 4 and the definition hereto, this Amendment shall prevail.

1.4	Except as otherwise provided in this Amendment, all other provisions of the Agreement shall continue to be in full force and effect and continue to be valid and binding upon the parties. All references to “the Agreement” in the Agreement and its attached Schedules and Exhibits shall be deemed to be references to the Agreement as amended by this Amendment.

1.5	Hua Ying, by the execution of this Amendment hereafter become bound by the terms and conditions of the Agreement and to the Company itself to adhere to and be bound by and subject to all the duties, burdens and obligations of a holder of the Convertible Notes imposed thereto and all documents expressed in writing to be supplemental or ancillary to the Agreement from time to time. All reference to the “Investors” in the Agreement as amended by this Amendment and its attached Schedules and Exhibit shall be deemed to include Hua Ying.

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-sale Agreement as of the day and year herein above first written.

COMPANY

iSOFTSTONE HOLDINGS LIMITED

By	/s/ Tianwen Liu
Print Name: Title:

FOUNDERS:

TEKVENTURE LIMITED		UNITED INNOVATION (CHINA) LIMITED

By	/s/ Tianwen Liu	By	/s/ Yong Feng
Print Name: Title:		Print Name: Title:

/s/ Tianwen Liu		/s/ Yong Feng

LIU, Tianwen , as an individual		FENG, Yong (also known as Frank FENG), as an individual

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR

SERIES A HOLDERS:

AsiaVest Opportunities Fund IV		Infotech Ventures Cayman Company

By	/s/ T. J. Huang	By	/s/ Liu Tingru
Print Name: T. J. Huang Title: Managing Director		Print Name: Liu Tingru Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR

SERIES B HOLDERS:

FIDELITY ASIA VENTURES FUND L.P.		FIDELITY ASIA PRINCIPALS FUND L.P.
By: Fidelity Asia Partners, L.P., its General Partner		By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner		By: FIL Asia Ventures Limited, its General Partner

By:	/s/ Allan Pelvang	By:	/s/ Allan Pelvang
Name: Allan Pelvang Title: Director		Name: Allan Pelvang Title: Director

MITSUI VENTURES GLOBAL FUND		AsiaVest Opportunities Fund IV
By MVC Corporation as its general partner

By	/s/ Katsuhiko Oizumi	By	/s/ T.J. Huang
Print Name: Katsuhiko Oizumi Title: President & CEO		Print Name: T.J. Huang Title: Managing Director

Infotech Pacific Ventures, L.P.

By	/s/ Liu Tingru
Print Name: Liu Tingru Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR

NOTE HOLDERS:

CSOF TECHNOLOGY INVESTMENTS LIMITED		SEABRIGHT CHINA SPECIAL OPPORTUNITIES FUND II, LP

By:	/s/ Kiril IP	By:	/s/ Ying PAN
Name: Kiril IP Title: Authorized Signatory		Name: Ying PAN Title: Authorized Signatory

ASIA VENTURES II L.P.		MITSUI VENTURES GLOBAL FUND By MVC Corporation as its general partner

By:	/s/ Allan Pelvang	By	/s/ Katsuhiko Oizumi
Name: Allan Pelvang Title: Director		Name: Katsuhiko Oizumi Title: President & CEO
FIL Capital Management Limited as General Partner

INFOTECH PACIFIC VENTURES, L.P.

ASIAVEST OPPORTUNITIES FUND IV

		By	/s/ Liu Tingru
By	/s/ T. J. Huang	Name: Liu Tingru Title: General Partner
Name: T. J. Huang Title: Managing Director

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR

JINYUAN DEVELOPMENT (HONG KONG) COMPANY LIMITED

By:	/s/ Zhao Yong Tao
Name: Zhao Yong Tao Title: Chairman

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR

Hua Ying Management Co., Limited

By:	/s/ Ping Guo
Name: Title:

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO ROFR